Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed August 25, 2008) pertaining to the Insulet Corporation Amended and Restated 2007 Stock Option and Incentive Plan, of our report dated March 11, 2008, with respect to the consolidated financial statements of Insulet Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 19, 2008